SUPPLEMENT dated as of October 1, 1997 to the Pledge and Security Agreement
(as  amended,   supplemented,  or  modified  from  time  to  time,  the  "Pledge
Agreement") dated as of April 3, 1997 between UNIDIGITAL INC., a Delaware corporation (the "Pledgor"), and THE CHASE MANHATTAN BANK (the "Bank").

     Reference is hereby made to the Credit Agreement dated as of April 3, 1997 (as amended, supplemented, or modified from time to time, the "Credit Agreement") among Unidigital Elements (NY), INC., Unidigital Elements (SF), Inc., Unidigital/Cardinal Corporation (now known as Unison NY), Inc.) and Unidigital/Boris Corporation (the "Borrowers"), and The Chase Manhattan Bank (the "Bank").

     Terms used herein as defined terms and not otherwise defined herein shall have the meanings given thereto in the Credit Agreement.

     The Pledgor has entered into the Pledge Agreement to induce the Bank to make the Loans to the Borrowers (the term "Borrowers" as used herein and as used in the Pledge Agreement hereinafter referring to Unidigital Elements (NY), Inc., Unison (NY), Inc. (formerly known as Unidigital (NY), Inc.), and Unison (MA), Inc., (a Delaware corporation and the successor by merger to Unidigital/Boris Corporation ("UBC")). Pursuant to (and as more particularly set forth in) Sections 1 and 5 of the Pledge Agreement, the Pledgor is required to pledge to and grant to the Bank a security interest in the stock or other equity interests representing ownership of any new Subsidiary obtained in the future by the Bank.

     Accordingly, and for other good and lawful consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and the Pledgor agree as follows:

     Section 1. (a) In accordance with Sections 1 and 5 of the Pledge Agreement, the Pledgor by its signature below (i) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof and, (ii) the Pledgor, as further security for the payment and performance in full of its Obligations (as such term is defined in the Pledge Agreement), hereby transfers, grants, bargains, sells, conveys, hypothecates, pledges, sets over and delivers unto the Bank and its successors and assigns, and grants to the Bank, and its successors and assigns, a first priority security interest in (i) the shares of capital stock listed on
Schedule I (ii) all other property that may be delivered to and held by the Bank pursuant to the terms of the Pledge Agreement, (iii) subject to Section 6(a)(i) of the Pledge Agreement, all payments of dividends and distributions, including, without limitation, all cash, instruments and other property, from time to time received, receivable or otherwise paid or distributed, in respect of, or in exchange for or upon the conversion of the securities and other property referred to in clauses (i) or (ii) above, (iv) subject to Section 6(a)(i) of the Pledge Agreement, all rights and privileges of the Pledgor with respect to the securities and other property referred to in clauses (i), (ii), or (iii) above,
(v) any and all custodial accounts in which any of the foregoing property (and any property described in the following clause (vi)) may be deposited, and any securities entitlements relating thereto, and (vi) all proceeds of any of the foregoing. Schedule I hereto shall supplement Schedule I to the Pledge
Agreement, and shall be deemed a part thereof for all purposes of the Pledge Agreement.

     (b) Without limiting Section 1(a), the Pledgor hereby agrees, acknowledges and confirms that as pledgee of all of the outstanding shares of UBC under the Pledge Agreement the Bank obtained and has retained a continuing security interest in the shares of the capital stock described on Schedule I upon the merger of UBC into the issuer of such capital stock.

     Section  2. The  Pledgor  represents  and  warrants  to the Bank  that this
Supplement has been duly authorized. executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     Section 3. This Supplement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Supplement shall become effective when the Bank shall have received counterparts of this Supplement that, when taken together, bear the signatures of the Pledgor and the Bank.

     Section 4. The Pledgor has delivered herewith (i) in respect of the additional Pledged Shares undated stock powers duly executed in blank or other instruments of transfer satisfactory to the Bank and that the Bank shall reasonably request in connection with the Pledgor as a pledgor or its Collateral, and (ii) all instruments, documents, or agreements that the Bank shall request in connection with the establishment or perfection of the pledge or the Liens arising under the Pledge Agreement, including, without limitation, all Uniform Commercial Code financing statements duly executed and in proper form for filing as the Bank shall request in respect of the Liens arising under the Pledge Agreement and in respect of the termination of any other Liens previously encumbering any Collateral of the Pledgor.

     Section 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

     SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEV YORK.

     Section 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in any other Loan Document shall not in any way be affected or impaired. The parties hereto shall endeavor in good faith negotiations to replace the invalid illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     Section 8. The Pledgor agrees to reimburse the Bank for its expenses incurred in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel.

     IN WITNESS WHEREOF, the Pledgor and the Bank have duly executed this Supplement as of the day and year first above written.

                                        UNIDIGITAL INC.


                                        By /s/ William E. Dye
                                          -------------------------------
                                              Name:  William E. Dye
                                              Title:  President


                                       THE CHASE MANHATTAN BANK


                                       By:/s/ Eugene J. Ward
                                          -------------------------------
                                              Name:  Eugene J. Ward
                                              Title:  V P

                                                                      Schedule I
                                                                   to Supplement

                                  PLEDGED STOCK



Issuer                    Number of Shares                   Percentage
------                    ----------------                   ----------

1. Unison (MA), Inc., a
   Delaware corporation   100                                100%